Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ALAMAR BIOSCIENCES, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

ALAMAR BIOSCIENCES, INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST: That the name of this corporation is ALAMAR BIOSCIENCES, INC. and that this corporation was originally incorporated pursuant to the General Corporation Law on May 7, 2018 under the name ALAMAR BIOSCIENCES, INC.

SECOND: That the Board of Directors of this corporation duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety as follows:

ARTICLE I

The name of this corporation is ALAMAR BIOSCIENCES, INC.

ARTICLE II

The address of the registered office of this corporation in the State of Delaware is 3500 South DuPont Highway, in the City of Dover, County of Kent, 19901. The name of this corporation’s registered agent at such address is Incorporating Services, Ltd.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

ARTICLE IV

A. Authorization of Stock. This corporation is authorized to issue four classes of stock to be designated, respectively, “Class A Common Stock”, “Class B Common Stock”, “Founders Preferred Stock” and “Preferred Stock” (collectively, “Stock”). The total number of shares that this corporation is authorized to issue is 258,159,678, each with a par value of $0.0001. 22,458,000 shares shall be Class A Common Stock, 142,100,000 shall be Class B Common Stock, 1,182,000 shares shall be Founders Preferred Stock, and 92,419,678 shares shall be Preferred Stock. 2,113,922 of the shares of Preferred Stock shall be designated as “Series A-1 Preferred Stock”, 521,955 of the shares of Preferred Stock shall be designated as “Series A-2 Preferred Stock”, 13,153,317 of the shares of Preferred Stock shall be designated as “Series A-3 Preferred Stock”, 11,786,788 of the shares of Preferred Stock shall be designated as “Series A-4 Preferred Stock”, and together with the Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock, the “Series A Preferred Stock”, 19,710,738 of the shares of Preferred Stock shall be designated as “Series B Preferred Stock” 2,053,202 of the shares of Preferred Stock shall be designated as “Series B-Plus Preferred Stock” and 43,079,756 of the shares of Preferred Stock shall be designated as “Series C Preferred Stock”. The Class A Common Stock and Class B Common Stock shall be collectively referred to herein as the “Common Stock”.

B. Rights, Preferences and Restrictions of Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Preferred Stock are as set forth below in this Article IV(B).

1. Dividend Provisions.

(a) Subject to any other requirements hereof, any dividends or distributions shall be distributed among all holders of Common Stock, Founders Preferred Stock and Preferred Stock in proportion to the number of shares of Class B Common Stock that would be held by each such holder if all shares of Stock were converted to Class B Common Stock, provided, however, that the holders of the Preferred Stock then outstanding shall receive the full payment of such dividends pari passu under this subsection 1(a) prior and in preference to any payment of dividends on the Founders Preferred Stock or Common Stock of this corporation.

2. Liquidation Preference.

(a) In the event of any Liquidation Event (as defined below), either voluntary or involuntary, the holders of each series of Preferred Stock shall be entitled to receive out of the proceeds or assets of this corporation available for distribution to its stockholders (the “Proceeds”), on a pari passu basis among them and prior and in preference to any distribution of the Proceeds of such Liquidation Event to the holders of any other Stock by reason of their ownership thereof, an amount per share equal to the sum of (A) the applicable Original Issue Price (as defined below) for such series of Preferred Stock, plus (B) all declared but unpaid dividends on such share. If, upon the occurrence of such event, the Proceeds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire Proceeds legally available for distribution shall be distributed ratably among the holders of the Preferred Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this subsection (a). For purposes of this Restated Certificate of Incorporation, “Original Issue Price” shall mean $0.851496 per share for each share of the Series A-1 Preferred Stock, $0.957933 per share for each share of Series A-2 Preferred Stock, $1.06437 per share for each share of Series A-3 Preferred Stock, $1.18777 per share for each share of Series A-4 Preferred Stock, $4.0587 per share for each share of Series B Preferred Stock, $4.8704 per share for each share of Series B-Plus Preferred Stock and $2.9775 per share for each share of Series C Preferred Stock (in each case, as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock as set forth herein).

(b) Upon the completion of the distribution required by subsection (a) of this Section 2, the remaining Proceeds available for distribution to stockholders shall be distributed among the holders of Founders Preferred Stock and Common Stock pro rata based on the number of shares of Class B Common Stock held by each (assuming full conversion of all Founders Preferred Stock and Class A Common Stock into Class B Common Stock).

(c) Notwithstanding the above, for purposes of determining the amount each holder of shares of Preferred Stock is entitled to receive with respect to a Liquidation Event, each such holder of shares of a series of Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of such series into shares of Class B Common Stock immediately prior to the Liquidation Event if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such series of Preferred Stock into shares of Class B Common Stock (taking into account the deemed conversion of all such series of Preferred Stock). If any holder of Preferred Stock shall be deemed to have converted shares of Preferred Stock into Class B Common Stock pursuant to this paragraph, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of Preferred Stock that have not converted (or have not been deemed to have converted) into shares of Common Stock.

(d) For purposes of this Restated Certificate of Incorporation, a “Liquidation Event” shall mean any of the following events: (A) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the corporation or any subsidiary of the corporation, of all or substantially all of the assets of this corporation and its subsidiaries taken as a whole, (B) the merger or consolidation of this corporation with or into another entity (except a merger or consolidation in which the holders of capital stock of this corporation immediately prior to such merger or consolidation continue to hold more than fifty percent (50%) of the voting power of the capital stock of this corporation or the surviving or acquiring entity immediately following such merger or consolidation in substantially the same proportions, and with substantially the same terms, as held immediately prior to such merger or consolidation), (C) the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of this corporation’s securities), of this corporation’s securities if, after such transaction or series of related transactions, such person or group of affiliated persons would hold fifty percent (50%) or more of the voting power of this corporation (or the surviving or acquiring entity), or (D) a liquidation, dissolution or winding up of this corporation; provided, however, that a transaction shall not constitute a Liquidation Event if its sole purpose is to change the state of this corporation’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held this corporation’s securities immediately prior to such transaction. The treatment of any particular transaction or series of related transactions as a Liquidation Event may be waived by the vote or written consent of (x) the holders of a at least sixty percent (60%) of the then outstanding shares of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series A-3 Preferred Stock, the Series A-4 Preferred Stock, the Series B Preferred Stock, the Series B-Plus Preferred Stock and the Series C Preferred Stock (voting together as a single class and not as separate series or class, and on an as-converted basis) (collectively, the “Preferred Majority”).

(ii) In any Liquidation Event, if Proceeds received by this corporation or its stockholders is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

(A) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

(1) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation Event;

(2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation Event; and

(3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Board of Directors of this corporation (the “Board of Directors”) and the Preferred Majority.

(B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Board of Directors and the Preferred Majority.

(C) The foregoing methods for valuing non-cash consideration to be distributed in connection with a Liquidation Event shall, with the appropriate approval of the definitive agreements governing such Liquidation Event by the stockholders under the General Corporation Law and Section 6 of this Article IV(B), be superseded by the determination of such value set forth in the definitive agreements governing such Liquidation Event.

(iii) In the event the requirements of this Section 2 are not complied with, this corporation shall forthwith either:

(A) cause the closing of such Liquidation Event to be postponed until such time as the requirements of this Section 2 have been complied with; or

(B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(d)(iv) hereof.

(iv) This corporation shall give each holder of record of Preferred Stock written notice of such impending Liquidation Event not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and this corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this corporation has given the first notice provided for herein or sooner than ten (10) days after this corporation has given notice of any material changes provided for herein; provided, however, that subject to compliance with the General Corporation Law such periods may be shortened or waived upon the written consent of the Preferred Majority.

(e) In the event of a Liquidation Event, if any portion of the consideration payable to the stockholders of the corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the definitive agreement relating to such Liquidation Event shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the corporation in accordance with Subsections 2(a), 2(b), 2(c) and 2(d) above as if the Initial Consideration were the only consideration payable in connection with such Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the corporation in accordance with Subsections 2(a), 2(b), 2(c) and 2(d) above after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Subsection 2(e), consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Liquidation Event shall be deemed to be Additional Consideration.

3. Redemption. The Preferred Stock is not redeemable at the option of the holder thereof.

4. Conversion. The holders of the Preferred Stock shall have conversion rights as follows:

(a) Right to Convert. Each share of Series A Preferred Stock and Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, and without the payment of additional consideration by the holder thereof, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class B Common Stock as is determined by dividing the applicable Original Issue Price for such series by the applicable Conversion Price (as defined below) for such series, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. Each share of Series B Preferred Stock and each share of Series B Plus Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, and without the payment of additional consideration by the holder thereof, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class B Common Stock as is determined by (i) with respect to the Series B Preferred Stock, dividing $3.6202 by the applicable Conversion Price (as defined below) for such series, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion; and (ii) with respect to the Series B-Plus Preferred Stock, dividing $4.4319 by the applicable Conversion Price (as defined below) for such series, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion (the conversion rate for any series of Preferred Stock into Common Stock is referred to herein as the “Conversion Rate” for such series). The initial “Conversion Price” per share shall be, as of the filing of this Certificate, equal to the applicable Original Issue Price for the Series C Preferred Stock and each series of the Series A Preferred Stock; $3.4003 per share for each share of Series B Preferred Stock; and $3.9344 per share for each share of Series B-Plus Preferred Stock (in each case, as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock as set forth herein); provided, however, that the Conversion Price for the Preferred Stock shall be subject to adjustment as set forth in subsection 4(d).

(b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Class B Common Stock at the Conversion Rate at the time in effect for such series of Preferred Stock immediately upon the earlier of (i) the closing of this corporation’s sale of its Class B Common Stock to the public at a price of at least two times (2.0x) the Original Issue Price of the Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Class B Common Stock), in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, that results in at least $50,000,000 in gross proceeds to this corporation and in connection with such offering the shares of Class B Common Stock are listed for trading on the New York Stock Exchange or the Nasdaq Stock Market or another exchange or marketplace approved the Board of Directors (including the affirmative vote of a majority of the Preferred Directors) (a “Qualified Public Offering”) or (ii) the date, or the occurrence of an event, specified by vote or written consent or agreement of the Preferred Majority.

(c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to voluntarily convert the same into shares of Class B Common Stock, if such holder’s shares are certificated, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the shares of Class B Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate, certificates or a notice of issuance of uncertificated shares for the number of shares of Class B Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date set forth for conversion in the written notice of the election to convert irrespective of the surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class B Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Class B Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities. If the conversion is in connection with Automatic Conversion provisions of subsection 4(b)(iv) above, such conversion shall be deemed to have been made on the conversion date described in the stockholder consent approving such conversion, and the persons entitled to receive shares of Class B Common Stock issuable upon such conversion shall be treated for all purposes as the record holders of such shares of Class B Common Stock as of such date.

(d) Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of each series of Preferred Stock shall be subject to adjustment from time to time as follows:

(i) (A) If this corporation shall issue, on or after the date upon which this Restated Certificate of Incorporation is accepted for filing by the Secretary of State of the State of Delaware (the “Filing Date”), any Additional Stock (as defined below) without consideration or for a consideration per share that is less than both (1) the Original Issue Price of the Series C Preferred Stock, and (2) the Conversion Price applicable to a series of Preferred Stock in effect immediately prior to the issuance of such Additional Stock, then the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price (calculated to the nearest one-thousandth of a cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock Outstanding (as defined below) immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by this corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock Outstanding (as defined below) immediately prior to such issuance plus the number of shares of such Additional Stock. For clarity, if this corporation shall issue, on or after the Filing Date any Additional Stock for consideration that is less than the applicable Conversion Price of any series of Preferred Stock (other than the Series C Preferred Stock), but greater than the Original Issue Price of the Series C Preferred Stock, then no Conversion Price adjustment shall occur. For purposes of this Section 4(d)(i)(A), the term “Common Stock Outstanding” shall mean and include the following: (1) outstanding Class B Common Stock, (2) Class B Common Stock issuable upon conversion of any outstanding Stock other than the Class B Common Stock, (3) Common Stock issuable upon exercise of outstanding stock options, and (4) Common Stock issuable upon exercise (and, in the case of warrants to purchase Preferred Stock, conversion) of outstanding warrants. Shares described in (1) through (4) above shall be included whether vested or unvested, whether contingent or non-contingent and whether exercisable or not yet exercisable. In the event that this corporation issues or sells, or is deemed to have issued or sold, shares of Additional Stock that results in an adjustment to a Conversion Price pursuant to the provisions of this Section 4(d) (the “First Dilutive Issuance”), and this corporation then issues or sells, or is deemed to have issued or sold, shares of Additional Stock in one or more subsequent issuances other than the First Dilutive Issuance that would result in further adjustment to a Conversion Price (each, a “Subsequent Dilutive Issuance”) pursuant to the same instruments as the First Dilutive Issuance, then and in each such case upon a Subsequent Dilutive Issuance the applicable Conversion Price for each series of Preferred Stock shall be reduced to the applicable Conversion Price that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the First Dilutive Issuance.

(B) No adjustment of the Conversion Price for the Preferred Stock shall be made in an amount less than one-tenth (1/10th) of one cent per share ($0.001). Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(C) In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(D) In the case of the issuance of the Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors (including the affirmative vote of a majority of the Preferred Directors) irrespective of any accounting treatment.

(E) In the case of the issuance of options to purchase or rights to subscribe for Stock, securities by their terms convertible into or exchangeable for Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for purposes of determining the number of shares of Additional Stock issued and the consideration paid therefor:

(1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)), if any, received by this corporation upon the issuance of such options or rights plus the minimum exercise price provided for in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

(2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)).

(3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, the Conversion Price of each applicable series of Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of each applicable series of Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5) The number of shares of Additional Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4).

(ii) “Additional Stock” shall mean any shares of Class B Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E)) by this corporation on or after the Filing Date other than:

(A) Class B Common Stock issued pursuant to a transaction described in subsection 4(d)(iii) hereof;

(B) Class B Common Stock issued to employees, directors, consultants and other service providers for the purpose of soliciting or retaining their services pursuant to plans or agreements approved by the Board of Directors (including the affirmative vote of a majority of the Preferred Directors);

(C) Class B Common Stock issued pursuant to a Qualified Public Offering;

(D) Class B Common Stock issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the Filing Date;

(E) Class B Common Stock issued as consideration for a bona fide business acquisition by this corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; provided that such issuance are approved by the Board of Directors (including the affirmative vote of a majority of the Preferred Directors);

(F) Class B Common Stock issued or deemed issued pursuant to subsection 4(d)(i)(E) as a result of a decrease in the Conversion Price of any series of Preferred Stock resulting from the operation of Section 4(d);

(G) Class B Common Stock issued upon conversion of Preferred Stock or Founders Preferred Stock;

(H) Class B Common Stock issued pursuant to any equipment leasing arrangement or debt financing arrangement, which arrangement is approved by the Board of Directors (including the affirmative vote of a majority of the Preferred Directors) and is for non-equity financing purposes; or

(I) Class B Common Stock issued to persons or entities with which this corporation has business relationships, provided such issuances are approved by the Board of Directors (including the affirmative vote of a majority of the Preferred Directors) and are for non-equity financing purposes.

(iii) In the event this corporation should at any time or from time to time after the Filing Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 4(d)(i)(E).

(iv) If the number of shares of Common Stock outstanding at any time after the Filing Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(e) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(iii), then, in each such case for the purpose of this subsection 4(e), the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this corporation entitled to receive such distribution.

(f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2) provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock, the number of shares of stock or other securities or property of this corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

(g) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon the conversion of any share or shares of the Preferred Stock and the aggregate number of shares of Common Stock to be issued to particular stockholders, shall be rounded down to the nearest whole share and this corporation shall pay in cash the fair market value of any fractional shares as of the time when entitlement to receive such fractional shares is determined. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such conversion.

(ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Preferred Stock.

(h) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, this corporation shall mail to each holder of Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution, and the amount and character of such dividend or distribution; provided, however, that subject to compliance with the General Corporation Law such notice period may be shortened or waived upon the written consent of the Preferred Majority.

(i) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate of Incorporation.

(j) Waiver of Adjustment to Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any series of Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the Preferred Majority. Any such waiver shall bind all future holders of shares of such series of Preferred Stock (voting together as a single class and not a separate series).

5. Voting Rights.

(a) General Voting Rights. The holder of each share of Preferred Stock shall have the right to one vote for each share of Class B Common Stock into which such Preferred Stock could then be converted pursuant to Section 4(a) above, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the Bylaws of this corporation, and except as provided by law or in subsection 5(b) below with respect to the election of directors by the separate class vote of the holders of Common Stock, shall be entitled to vote, together with holders of the applicable class of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of each series of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half (1/2) being rounded upward).

(b) Voting for the Election of Directors. As long as at least twenty percent (20%) of the shares of Series C Preferred Stock in the aggregate originally issued remain outstanding, the holders of such shares of Series C Preferred Stock shall be entitled to elect one (1) director of this corporation at any election of directors (the “Series C Director”). As long as at least twenty percent (20%) of the shares of Series B Preferred Stock and Series B-Plus Preferred Stock in the aggregate originally issued remain outstanding, the holders of such shares of Series B Preferred Stock and Series B-Plus Preferred Stock shall be entitled to elect one (1) director of this corporation at any election of directors (the “Series B Director”). As long as at least twenty percent (20%) of the shares of the Series A-3 Preferred Stock and Series A-4 Preferred Stock in the aggregate originally issued remain outstanding, the holders of such shares of Series A-3 Preferred Stock and Series A-4 Preferred Stock shall be entitled to elect two (2) directors of this corporation at any election of directors (the “Series A Directors”, and together with the Series B Director and the Series C Director, the “Preferred Directors”). The holders of outstanding Class A Common Stock shall be entitled to elect two (2) directors of this corporation at any election of directors (the “Common Directors”). The holders of record of the shares of Class A Common Stock, Class B Common Stock, Founders Preferred Stock and Preferred Stock, exclusively and voting together as a single class on an as-converted to Class B Common Stock basis, shall be entitled to elect the balance of the total number of directors of the corporation. The quorum for any Board meeting must include the majority of the Preferred Directors. All directors shall have one vote on all matters voted on by the Board of Directors. The holders of Preferred Stock and Common Stock (voting together as a single class and not as separate series, and on an as-converted basis) shall be entitled to elect any remaining directors of this corporation. Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the General Corporation Law, any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of this Restated Certificate of Incorporation, and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the directors elected by the holders of a class or series of stock, the holders of shares of such class or series may override the Board of Director’s action to fill such vacancy by (i) voting for their own designee to fill such vacancy at a meeting of this corporation’s stockholders or (ii) written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee at a meeting of the stockholders. Any director may be removed during his or her term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to written consent.

6. Protective Provisions. This corporation shall not (by amendment, merger, consolidation or otherwise) without (in addition to any other vote required by law or the Certificate of Incorporation) first obtaining the approval by vote or written consent, as provided by law, of the Preferred Majority, and any such act or transaction entered into without such vote or written consent shall be null and void ab initio, and of no force or effect:

(a) liquidate, dissolve or wind-up the business and affairs of this corporation, consummate a Liquidation Event, or effect any merger, consolidation or reorganization;

(b) amend, alter or repeal any provision of this corporation’s Certificate of Incorporation or Bylaws so as to adversely alter or change the rights, preferences, privileges and restrictions of the shares of Preferred Stock

(c) increase or decrease (other than by conversion) the authorized number of shares of Common Stock or Preferred Stock or any series thereof;

(d) select the venue of this corporation’s public offering;

(e) enter into or be a party to any transaction with any shareholder or any affiliate of the shareholder, any affiliate of the corporation, or any other related party, other than any arms-length transactions conducted in the ordinary course of business;

(f) authorize, create, designate, or issue any stock or other equity securities (including, without limitation, (i) any other security convertible into or exercisable for any such equity security or (ii) any unit of debt and equity securities) having a preference over, or being on a parity with, any series of Preferred Stock in any respect (including, without limitation, with respect to dividends, liquidation, voting, or redemption);

(g) (i) reclassify, alter or amend any existing security of this corporation that is pari passu with the Preferred Stock with respect to dividends, liquidation or redemption, if such reclassification, alteration or amendment would render such other security senior to the Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of this corporation that is junior to the Preferred Stock with respect to dividends, liquidation or redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Preferred Stock in respect of any such right, preference or privilege;

(h) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose), by this corporation or any subsidiaries of this corporation, of any share or shares of any Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares at no greater than the original purchase price upon the occurrence of certain events, such as the termination of employment or service or pursuant to a right of first refusal authorized by a majority of the Board of Directors (including the affirmative vote of a majority of the Preferred Directors);

(i) change the authorized number of, or method of electing the, directors of this corporation;

(j) authorize, declare, or pay any dividend to any series of Stock, whether in cash or otherwise;

(k) increase the number of shares authorized for issuance under the corporation’s equity incentive plans;

(l) sell, assign, license, pledge, spin-out or encumber technology or intellectual property of the corporation, other than non-exclusive licenses granted in the ordinary course of business;

(m) make any loans or advances to officers, directors, employees or consultants of the corporation except (a) in the ordinary course of business in connection with compensation and expense, or (b) under full-recourse secured promissory notes for the purchase of stock, on terms and conditions approved by the Board of Directors (including the affirmative vote of a majority of the Preferred Directors); or encumber fifty percent (50%) or more of the corporation’s assets;

(n) create, adopt, amend, terminate or repeal any equity (or equity linked) compensation plan or management carve-out plan or amend or waive any of the terms of any option or other grant pursuant to such plans, in each case, without the approval of the Board of Directors (including the affirmative vote of a majority of the Preferred Directors);

(o) create, or authorize the creation of, or issue, or authorize the issuance of any debt security or create any lien or security interest (except for purchase money liens or statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar persons arising or incurred in the ordinary course of business) or incur other indebtedness for borrowed money, including but not limited to obligations and contingent obligations under guarantees, or permit any subsidiary to take any such action with respect to any debt security lien, security interest or other indebtedness for borrowed money, if the aggregate indebtedness of this corporation and its subsidiaries for borrowed money following such action would exceed $1,000,000, unless approved by the Board of Directors (including the affirmative vote of a majority of the Preferred Directors);

(p) create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one (1) or more other subsidiaries) by this corporation, or permit any subsidiary to create, or authorize the creation of, or issue or obligate itself to issue, any shares of any class or series of capital stock, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of this corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary; or

(q) authorize or agree to any of the foregoing unless such authorization or agreement is made subject to the Preferred Stockholders approval required by this Section 6.

7. Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 3 or Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by this corporation. The Restated Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in this corporation’s authorized capital stock.

8. Notices. Any notice required by the provisions of this Article IV(B) to be given to the holders of shares of Preferred Stock shall be deemed given (a) five (5) days following its deposit in the United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of this corporation, (b) upon such notice being provided by electronic transmission in a manner permitted by Section 232 of the General Corporation Law, or (c) five (5) days following notice being provided in another manner then permitted by the General Corporation Law.

C. Founders Preferred Stock. The rights, preferences, privileges, and restrictions granted to and imposed on the Founders Preferred Stock are as set forth below in this Article IV(C). Unless otherwise indicated, references to “sections” or “subsections” in this Part C of this Article IV refer to sections and subsections of Part C of this Article IV.

1. Dividend Rights. The holders of shares of Founders Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors and approved in accordance with the terms hereof, out of any assets of this corporation legally available therefor, such dividends (other than payable solely in Class B Common Stock or Class B Common Stock Equivalents as defined below) as provided in Section 1 of Article IV(B).

2. Liquidation Rights. Upon the liquidation, dissolution or winding up of this corporation, the assets of this corporation shall be distributed as provided in Section 2 of Article IV(B) hereof.

3. Redemption. The Founders Preferred Stock is not redeemable at the option of the holder thereof.

4. Conversion. The holders of the Founders Preferred Stock shall have conversion rights as follows:

(a) Right to Convert to Class B Common Stock. Subject to Section 4(a)(ii) below, each share of Founders Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, and without the payment of additional consideration by the holder thereof, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class B Common Stock as is determined by dividing $0.10 by the Founders Preferred Conversion Price (as defined below) applicable to such shares, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. Any transfer of shares of Founders Preferred Stock that is neither (i) made in connection with an Equity Financing (as such term is defined in Section 4(b) below), nor (ii) authorized by a majority of the Board of Directors (including the affirmative vote of a majority of the Preferred Directors) of this corporation, shall be deemed an election of an option to convert such shares into Class B Common Stock and each such transferred share of Founders Preferred Stock shall automatically convert into such number of fully paid and nonassessable shares of Class B Common Stock as is determined by dividing $0.10 by the Founders Preferred Conversion Price applicable to such share, determined as hereafter provided, effective immediately prior to such transfer. The initial Founders Preferred Conversion Price per share of Founders Preferred Stock shall be $0.10. Such initial Founders Preferred Conversion Price shall be subject to adjustment as set forth in Section 4(a)(iii) below.

(i) Automatic Conversion. Each share of Founders Preferred Stock shall automatically be converted into shares of Class B Common Stock at the Founders Preferred Conversion Price at the time in effect for such share immediately upon the earlier of (A) the closing of this corporation’s sale of its Class B Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), (B) the date, or the occurrence of an event, specified by vote or written consent or agreement of the holders of a majority of the then outstanding shares of Founders Preferred Stock voting together as a single class, or (D) the automatic conversion of all Preferred Stock to Class B Common Stock pursuant to Section 4(b)(ii) of Article IV(B).

(ii) Mechanics of Conversion. Before any holder of Founders Preferred Stock shall be entitled to voluntarily convert the same into shares of Class B Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for such Founders Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Class B Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Founders Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Class B Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date set forth for conversion in the written notice of the election to convert irrespective of the surrender of such shares of Founders Preferred Stock to be converted, and the person or persons entitled to receive the shares of Class B Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class B Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act the conversion may, at the option of any holder tendering such Founders Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Class B Common Stock upon conversion of such Founders Preferred Stock shall not be deemed to have converted such Founders Preferred Stock until immediately prior to the closing of such sale of securities. If the conversion is in connection with the automatic conversion provisions of Section 4(a)(i)(B) or Section 4(a)(i)(C) above, such conversion shall be deemed to have been made on the conversion date described in the stockholder consent approving such conversion, and the person entitled to receive shares of Class B Common Stock issuable upon such conversion shall be treated for all purposes as the record holders of such shares of Class B Common Stock as of such date.

(iii) Conversion Price Adjustments of Founders Preferred Stock for Certain Splits and Combinations. The Founders Preferred Conversion Price of the Founders Preferred Stock shall be subject to adjustment from time to time as follows:

1. Stock Splits and Dividends. If this corporation should at any time or from time to time after the Filing Date, fix a record date for the effectuation of a split or subdivision of the outstanding shares of Class B Common Stock or the determination of holders of Class B Common Stock entitled to receive a dividend or other distribution payable in additional shares of Class B Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Class B Common Stock Equivalents without payment of any consideration by such holder for the additional shares of Class B Common Stock or the Class B Common Stock Equivalents (including the additional shares of Class B Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Founders Preferred Conversion Price of the Founders Preferred Stock shall be appropriately decreased so that the number of shares of Class B Common Stock issuable on conversion of each share of such stock shall be increased in proportion to such increase of the aggregate of shares of Class B Common Stock outstanding and those issuable with respect to such Class B Common Stock Equivalents with the number of shares issuable with respect to Class B Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 4(a)(iii)(5) below.

2. Reverse Stock Splits. If the number of shares of Class B Common Stock outstanding at any time after the Filing Date is decreased by a combination of the outstanding shares of Class B Common Stock, then, following the record date of such combination, the Founders Preferred Conversion Price for the Founders Preferred Stock shall be appropriately increased so that the number of shares of Class B Common Stock issuable on conversion of each share of such Founders Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

3. Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(a)(iii)(1), then, in each such case for the purpose of this subsection 4(a)(iii)(3), the holders of the Founders Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Class B Common Stock of this corporation into which their shares of Founders Preferred Stock are convertible as of the record date fixed for the determination of the holders of Class B Common Stock of this corporation entitled to receive such distribution.

4. Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Class B Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2 of Article IV(B)) provision shall be made so that the holders of the Founders Preferred Stock shall thereafter be entitled to receive, upon conversion of the Founders Preferred Stock, the number of shares of stock or other securities or property of this corporation or otherwise, to which a holder of Class B Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Founders Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Founders Preferred Conversion Price then in effect and the number of shares purchasable upon conversion of the Founders Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

5. The following provisions shall apply for purposes of this Section 4(a)(iii):

(A) The aggregate maximum number of shares of Class B Common Stock deliverable upon conversion or exercise of any Class B Common Stock Equivalents (assuming the satisfaction of any conditions to convertibility or exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) shall be deemed to have been issued at the time such Class B Common Stock Equivalents were issued.

(B) In the event of any change in the number of shares of Class B Common Stock deliverable or in the consideration payable to this corporation upon conversion or exercise of any Class B Common Stock Equivalents including, but not limited to, a change resulting from the antidilution provisions thereof, the Founders Preferred Conversion Price of the Founders Preferred Stock, to the extent in any way affected by or computed using such Class B Common Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Class B Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such Class B Common Stock Equivalents.

(C) Upon the termination or expiration of the convertibility or exercisability of any such Class B Common Stock Equivalents, the Founders Preferred Conversion Price of the Founders Preferred Stock, to the extent in any way affected by or computed using such Class B Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Class B Common Stock (and Class B Common Stock Equivalents which remain convertible or exercisable) actually issued upon the conversion or exercise of such Class B Common Stock Equivalents.

(b) No Fractional Shares and Certificate as to Adjustments. No fractional shares shall be issued upon the conversion of any share or shares of the Founders Preferred Stock and the aggregate number of shares of Class B Common Stock to be issued to particular stockholders, shall be rounded down to the nearest whole share and this corporation shall pay in cash the fair market value of any fractional shares as of the time when entitlement to receive such fractional shares is determined. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Founders Preferred Stock the holder is at the time converting into Class B Common Stock and the number of shares of Class B Common Stock issuable upon such conversion.

(i) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common Stock, solely for the purpose of effecting the conversion of the shares of the Founders Preferred Stock, such number of its shares of Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Founders Preferred Stock; and if at any time the number of authorized but unissued shares of Class B Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Founders Preferred Stock, in addition to such other remedies as shall be available to the holder of such Founders Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class B Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate of Incorporation.

(c) Right to Convert to Subsequent Preferred Stock. Each share of Founders Preferred Stock shall automatically convert into a number of shares of a subsequent series or class of preferred stock (“Subsequent Preferred Stock”) of this corporation, issued in an Equity Financing (as defined below) equal to 1 multiplied by the Conversion Ratio, which conversion shall be effective immediately upon the purchase by an investor of such share of Founders Preferred Stock in connection with such Equity Financing at the same price per share paid by cash investors for Subsequent Preferred Stock in such Equity Financing. “Conversion Ratio” shall mean, for each Equity Financing, one divided by the number of shares into which a share of Subsequent Preferred Stock issued in such Equity Financing is convertible into Class B Common Stock of this corporation, and “Equity Financing” shall mean an equity financing of this corporation in which this corporation sells and issues shares of a newly created series or class of Subsequent Preferred Stock of this corporation that would result in at least $60,000,000 in gross proceeds to the corporation with a per share issue price of at least two times (2.0x) the Original Issue Price of the Series A-4 Preferred Stock. By way of example only, in the event that one share of Subsequent Preferred Stock issued in an Equity Financing is convertible into two shares of Class B Common Stock, the Conversion Ratio shall be one-half (1/2).

No fractional shares shall be issued upon a conversion and the aggregate number of shares of Subsequent Preferred Stock to be issued to an investor in a conversion shall be rounded down to the nearest whole share and this corporation shall pay in cash the fair market value of any fractional shares as of the time when entitlement to receive such fractions is determined. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Founders Preferred Stock the holder is at the time converting and the number of shares of Subsequent Preferred Stock issuable upon such conversion.

(d) Notices. Any notice required by the provisions of this Article IV(C) to be given to the holders of shares of Founders Preferred Stock shall be deemed given (a) five (5) days following its deposit in the United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of this corporation, (b) upon such notice being provided by electronic transmission in a manner permitted by the General Corporation Law, or (c) five (5) days following such notice being provided in another manner then permitted by the General Corporation Law.

5. Voting Rights. Except as expressly provided by this Restated Certificate of Incorporation or as provided by law, the holders of Founders Preferred Stock shall have the same voting rights as the holders of the Class B Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of this corporation, and the holders of Common Stock and Founders Preferred Stock shall vote together as a single class on all matters. Each holder of Founders Preferred Stock shall be entitled to one (1) vote for each share of Founders Preferred Stock then held by such holder. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Founders Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). The number of authorized shares of Founders Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of this corporation representing a majority of the votes represented by all outstanding shares of stock of this corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

6. Status of Converted Stock. In the event any shares of Founders Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by this corporation. The Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in this corporation’s authorized capital stock.

D. Common Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as set forth below in this Article IV(D). Unless otherwise indicated, references to “sections” or “subsections” in this Part D of this Article Fourth refer to sections and subsections of Part D of this Article IV.

1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors and approved in accordance with the terms hereof, out of any assets of this corporation legally available therefor, such dividends as provided in Section 1 of Article IV(B).

2. Liquidation Rights. Upon the liquidation, dissolution or winding up of this corporation, the assets of this corporation shall be distributed as provided in Section 2 of Article IV(B) hereof.

3. Redemption. The Common Stock is not redeemable at the option of the holder thereof.

4. Conversion. The holders of the Class A Common Stock shall have conversion rights as follows (the “Class A Conversion Rights”):

(a) Right to Convert to Class B Common Stock. Subject to Section 4(a)(ii) below, each share of Class A Common Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, and without the payment of additional consideration by the holder thereof, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class B Common Stock as is determined by dividing $0.10 by the Class A Conversion Price (as defined below) applicable to such shares, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Class A Conversion Price per share shall be $0.10 in the case of the Class A Common Stock. Such initial Class A Conversion Prices shall be subject to adjustment as set forth in Section 4(a)(iii) below.

(i) Automatic Conversion.

1. Conversion upon Class Vote. Each share of Class A Common Stock shall automatically be converted into shares of Class B Common Stock at the Class A Conversion Price at the time in effect for such share immediately upon the date specified by vote or written consent or agreement of the holders of at least sixty percent (60%) of the then outstanding shares of Class A Common Stock, voting together as a single class.

2. Conversion upon Transfer. Each share of Class A Common Stock shall automatically be converted upon the occurrence of a Transfer (as defined in Section 4(a)(i)(4)) of such share other than a Permitted Transfer (as defined in Section 4(a)(i)(4)) into shares of Class B Common Stock at the Class A Conversion Price then in effect for such share.

3. Conversion upon Termination of Service of Class A Stockholder. Upon such time as a Class A Stockholder ceases to provide Service (as defined in Section 4(a)(i)(4)), each share of Class A Common Stock, not issued upon conversion of Preferred Stock, held of record by such Class A Stockholder, or by such Class A Stockholder’s Permitted Entities, shall automatically, without any further action, convert into shares of Class B Common Stock at the Class A Conversion Price then in effect for such share.

4. Definitions. For purposes of this Section 4(a):

(A) “Class A Stockholder” shall mean any individual or entity that was originally issued Class A Common Stock by the corporation.

(B) “Company Group” shall mean this corporation together with any direct or indirect subsidiaries.

(C) “Permitted Entity” shall mean, with respect to any Class A Stockholder, any trust, account, plan, corporation, partnership, or limited liability company established by or for such Class A Stockholder (i) that holds shares of Class A Common Stock as of the Filing Date or (ii) that meets the requirements set forth in Section 4(a)(i)(4)(D)(i) or Section 4(a)(i)(4)(D)(ii).

(D) “Permitted Transfer” shall mean, and be restricted to, (1) any Transfer of one or more shares of Class A Common Stock approved by the Board of Directors (including the affirmative vote of a majority of the Preferred Directors) as a Permitted Transfer or (2) a Transfer by a Class A Stockholder to any Permitted Entity (including without limitation any of the following Permitted Entities), and from any Permitted Entity (including without limitation any of the following Permitted Entities) back to such Class A Stockholder and/or any other Permitted Entity by or for such Class A Stockholder:

(i) a trust for the benefit of such Class A Stockholder and for the benefit of no other person, provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Class A Stockholder and, provided, further, that in the event such Class A Stockholder is no longer the exclusive beneficiary of such trust, each share of Class A Common Stock then held by such trust shall automatically convert into shares of Class B Common Stock at the Conversion Price then in effect for such share; or

(ii) a trust for the benefit of persons other than the Class A Stockholder so long as the Class A Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class A Common Stock held by such trust, provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Class A Stockholder, and, provided, further, that in the event the Class A Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class A Common Stock held by such trust, each share of Class A Common Stock then held by such trust shall automatically convert into shares of Class B Common Stock at the Conversion Price then in effect for such share.

(E) “Service” shall mean service as a full-time employee to an entity in the Company Group.

(F) “Transfer” shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share, whether or not for value and whether voluntary or involuntary or by operation of law; provided, however, that the following shall not be considered a Transfer within the meaning of this Section 4(a): a pledge of shares of Class A Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares, provided, that a foreclosure on such shares or other similar action by the pledgee shall constitute a Transfer unless such foreclosure or similar action qualifies as a “Permitted Transfer”.

(G) “Voting Control” shall mean, with respect to a share of Class A Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.

(ii) Mechanics of Conversion. Before any holder of Class A Common Stock shall be entitled to voluntarily convert the same into shares of Class B Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for such Class A Common Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Class B Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class A Common Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Class B Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date set forth for conversion in the written notice of the election to convert irrespective of the surrender of such shares of Class A Common Stock to be converted, and the person or persons entitled to receive the shares of Class B Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class B Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act the conversion may, at the option of any holder tendering such Class A Common Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Class B Common Stock upon conversion of such Class A Common Stock shall not be deemed to have converted such Class A Common Stock until immediately prior to the closing of such sale of securities. If the conversion is in connection with the automatic conversion provisions of Section 4(a)(i)(1) above, such conversion shall be deemed to have been made on the conversion date described in the stockholder consent approving such conversion, and the person entitled to receive shares of Class B Common Stock issuable upon such conversion shall be treated for all purposes as the record holders of such shares of Class B Common Stock as of such date. If the conversion is in connection with the automatic conversion provisions of Section 4(a)(i)(2) above, such conversion shall be deemed to have been made upon the Transfer and the person entitled to receive shares of Class B Common Stock issuable upon such conversion shall be treated for all purposes as the record holders of such shares of Class B Common Stock upon the effectiveness of such Transfer. If the conversion is in connection with the automatic conversion provisions of Section 4(a)(i)(3) above, such conversion shall be deemed to have been made upon the termination of the Class A Stockholder’s Service and the person entitled to receive shares of Class B Common Stock issuable upon such conversion shall be treated for all purposes as the record holders of such shares of Class B Common Stock upon the effectiveness of such termination of Service.

(iii) Conversion Price Adjustments of Class A Common Stock for Certain Splits and Combinations. The Class A Conversion Price of the Class A Common Stock shall be subject to adjustment from time to time as follows:

1. Stock Splits and Dividends. In the event this corporation should at any time or from time to time after the Filing Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Class B Common Stock or the determination of holders of Class B Common Stock entitled to receive a dividend or other distribution payable in additional shares of Class B Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Class B Common Stock Equivalents without payment of any consideration by such holder for the additional shares of Class B Common Stock or the Class B Common Stock Equivalents (including the additional shares of Class B Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Class A Conversion Price of the Class A Common Stock shall be appropriately decreased so that the number of shares of Class B Common Stock issuable on conversion of each share of such stock shall be increased in proportion to such increase of the aggregate of shares of Class B Common Stock outstanding and those issuable with respect to such Class B Common Stock Equivalents with the number of shares issuable with respect to Class B Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 4(a)(iii)(5) below.

2. Reverse Stock Splits. If the number of shares of Class B Common Stock outstanding at any time after the Filing Date is decreased by a combination of the outstanding shares of Class B Common Stock, then, following the record date of such combination, the Class A Conversion Price for the Class A Common Stock shall be appropriately increased so that the number of shares of Class B Common Stock issuable on conversion of each share of such Class A Common Stock shall be decreased in proportion to such decrease in outstanding shares.

3. Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(a)(i), then, in each such case for the purpose of this subsection

4(a)(iii)(3), the holders of the Class A Common Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Class B Common Stock of this corporation into which their shares of Class A Common Stock are convertible as of the record date fixed for the determination of the holders of Class B Common Stock of this corporation entitled to receive such distribution.

4. Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Class B Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2) provision shall be made so that the holders of the Class A Common Stock shall thereafter be entitled to receive, upon conversion of the Class A Common Stock, the number of shares of stock or other securities or property of this corporation or otherwise, to which a holder of Class B Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Class A Common Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Class A Conversion Price then in effect and the number of shares purchasable upon conversion of the Class A Common Stock) shall be applicable after that event as nearly equivalently as may be practicable.

5. The following provisions shall apply for purposes of this Section 4(a)(iii):

(A) The aggregate maximum number of shares of Class B Common Stock deliverable upon conversion or exercise of any Class B Common Stock Equivalents (assuming the satisfaction of any conditions to convertibility or exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) shall be deemed to have been issued at the time such Class B Common Stock Equivalents were issued.

(B) In the event of any change in the number of shares of Class B Common Stock deliverable or in the consideration payable to this corporation upon conversion or exercise of any Class B Common Stock Equivalents including, but not limited to, a change resulting from the antidilution provisions thereof, the Class A Conversion Price of the Class A Common Stock, to the extent in any way affected by or computed using such Class B Common Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Class B Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such Class B Common Stock Equivalents.

(C) Upon the termination or expiration of the convertibility or exercisability of any such Class B Common Stock Equivalents, the Class A Conversion Price of the Class A Common Stock, to the extent in any way affected by or computed using such Class B Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Class B Common Stock (and Class B Common Stock Equivalents which remain convertible or exercisable) actually issued upon the conversion or exercise of such Class B Common Stock Equivalents.

(iv) No Fractional Shares and Certificate as to Adjustments. No fractional shares shall be issued upon the conversion of any share or shares of the Class A Common Stock and the aggregate number of shares of Class B Common Stock to be issued to particular stockholders, shall be rounded down to the nearest whole share and this corporation shall pay in cash the fair market value of any fractional shares as of the time when entitlement to receive such fractional shares is determined. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Class A Common Stock the holder is at the time converting into Class B Common Stock and the number of shares of Class B Common Stock issuable upon such conversion.

(v) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Class A Common Stock, such number of its shares of Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Class A Common Stock; and if at any time the number of authorized but unissued shares of Class B Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of such Class A Common Stock, in addition to such other remedies as shall be available to the holder of such Class A Common Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class B Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate of Incorporation.

(b) Notices. Any notice required by the provisions of this Article IV(D) to be given to the holders of shares of Common Stock shall be deemed given (a) five (5) days following its deposit in the United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of this corporation, (b) upon such notice being provided by electronic transmission in a manner permitted by the General Corporation Law, or (c) five (5) days following such notice being provided in another manner then permitted by the General Corporation Law.

5. Voting Rights. Each holder of Class A Common Stock shall have the right to one (1) vote per share of Class A Common Stock, and each holder of Class B Common Stock shall have the right to one (1) vote per share of Class B Common Stock. Each holder of Common Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. The number of authorized shares of Class A Common Stock and/or Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of this corporation representing a majority of the votes represented by all outstanding shares of stock of this corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law but subject to the other terms and conditions hereof.

ARTICLE V

Except as otherwise provided in this Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of this corporation. To the extent there is any discrepancy between this Restated Certificate of Incorporation and the Bylaw of this corporation, this Restated Certificate of Incorporation shall prevail in all respects.

ARTICLE VI

Subject to the requirements of Section 6 of Article IV(B) hereof, the number of directors of this corporation shall be determined in the manner set forth in the Bylaws of this corporation. Unless otherwise provided herein, each director shall be entitled to one vote on each matter presented to the Board of Directors; provided that to the extent the approval of any particular director or directors is required by any agreement for specified actions, receipt of such approval shall be necessary for the board to authorize such actions.

ARTICLE VII

Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.

ARTICLE VIII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of this corporation may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this corporation.

ARTICLE IX

To the fullest extent permitted by law, a director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any amendment, repeal or modification of the foregoing provisions of this Article IX by the stockholders of this corporation shall not adversely affect any right or protection of a director of this corporation existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director occurring prior to, such amendment, repeal or modification.

ARTICLE X

To the fullest extent permitted by applicable law, this corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents of this corporation (and any other persons to which General Corporation Law permits this corporation to provide indemnification) through Bylaw provisions, agreements with such persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others.

Any amendment, repeal or modification of the foregoing provisions of this Article X shall not adversely affect any right or protection of a director, officer, employee, agent or other person existing at the time of, or increase the liability of any such person with respect to any acts or omissions of such person occurring prior to, such amendment, repeal or modification.

ARTICLE XI

This corporation renounces any interest or expectancy of this corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of this corporation who is not an employee of this corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of this corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of this corporation. Any repeal or modification of this Article XII will only be prospective and will not affect the rights under this Article XII in effect at the time of the occurrence of any actions or omissions to act giving rise to liability.

ARTICLE XII

In connection with repurchases by this corporation of its capital stock, Section 500 of the California Corporations Code shall not apply in all or in part with respect to such repurchases. In the case of any such repurchases, distributions by the corporation may be made without regard to the “preferential dividends arrears amount” or any “preferential rights amount,” as such terms are defined in Section 500(b) of the California Corporations Code.

ARTICLE XIII

A. Forum Selection. Unless this corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of this corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of this corporation to this corporation or this corporation’s stockholders, (iii) any action arising pursuant to any provision of the General Corporation Law or this Restated Certificate of Incorporation or the Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of

Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of this corporation shall be deemed to have notice of and consented to the provisions of this Article XIII.

B. Personal Jurisdiction. If any action the subject matter of which is within the scope of Article XIII(A) hereto is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Article XIII(A) (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

C. Savings. If any provision or provisions of this Article XIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XIII (including, without limitation, each portion of any sentence of this Article XIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

* * *

THIRD: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

FOURTH: That this Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 21st day of February, 2024.

/s/Yuling Luo
Name: Yuling Luo
Title: President

SIGNATURE PAGE TO AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION FOR ALAMAR BIOSCIENCES, INC.

CERTIFICATE OF AMENDMENT

TO THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF ALAMAR BIOSCIENCES, INC.

Alamar Biosciences, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. That the name of this corporation is Alamar Biosciences, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on May 7, 2018 under the name Alamar Biosciences, Inc.

2. That the Board of Directors of the Corporation duly adopted resolutions proposing to amend the Amended and Restated Certificate of Incorporation of this corporation, declaring said amendment to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article IV, paragraph A of the Amended and Restated Certificate of Incorporation of this corporation be, and it hereby is, amended and restated in its entirety to read as follows:

A.

Authorization of Stock. This corporation is authorized to issue four classes of stock to be designated, respectively, “Class A Common Stock”, “Class B Common Stock”, “Founders Preferred Stock” and “Preferred Stock” (collectively, “Stock”). The total number of shares that this corporation is authorized to issue is 261,946,937, each with a par value of $0.0001. 22,458,000 shares shall be Class A Common Stock, 145,887,259 shall be Class B Common Stock, 1,182,000 shares shall be Founders Preferred Stock, and 92,419,678 shares shall be Preferred Stock. 2,113,922 of the shares of Preferred Stock shall be designated as “Series A-1 Preferred Stock”, 521,955 of the shares of Preferred Stock shall be designated as “Series A-2 Preferred Stock”, 13,153,317 of the shares of Preferred Stock shall be designated as “Series A-3 Preferred Stock”, 11,786,788 of the shares of Preferred Stock shall be designated as “Series A-4 Preferred Stock”, and together with the Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock, the “Series A Preferred Stock”, 19,710,738 of the shares of Preferred Stock shall be designated as “Series B Preferred Stock” 2,053,202 of the shares of Preferred Stock shall be designated as “Series B-Plus Preferred Stock” and 43,079,756 of the shares of Preferred Stock shall be designated as “Series C Preferred Stock”. The Class A Common Stock and Class B Common Stock shall be collectively referred to herein as the “Common Stock”.

3. That the foregoing amendment was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

4. That this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Alamar Biosciences, Inc. has been duly adopted in accordance with Section 242 of the General Corporation Law.

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This Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on November 17, 2025.

By:	/s/ Tod White
Tod White, President

CERTIFICATE OF AMENDMENT

TO THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF ALAMAR BIOSCIENCES, INC.

Alamar Biosciences, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. That the name of this corporation is Alamar Biosciences, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on May 7, 2018 under the name Alamar Biosciences, Inc.

2. That the Board of Directors of the Corporation duly adopted resolutions proposing to amend the Amended and Restated Certificate of Incorporation of this corporation, declaring said amendment to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article IV, Part B, Section 5(b) of the Amended and Restated Certificate of Incorporation of this corporation be, and it hereby is, amended and restated in its entirety to read as follows:

“(b) Voting for the Election of Directors. As long as at least twenty percent (20%) of the shares of Preferred Stock in the aggregate originally issued remain outstanding, the holders of such shares of Preferred Stock, voting together as a single class, shall be entitled to elect three (3) directors of this corporation at any election of directors (the “Preferred Directors”). The holders of outstanding shares of Class A Common Stock, voting together as a single class, shall be entitled to elect two (2) directors of this corporation at any election of directors (the “Common Directors”). The holders of outstanding shares of Class A Common Stock, Class B Common Stock, Founders Preferred Stock and Preferred Stock, voting together as a single class on an as-converted to Class B Common Stock basis, shall be entitled to elect three (3) directors of this corporation at any election of directors (the “Independent Directors”). The holders of record of Preferred Stock, Founder Preferred Stock, Class A Common Stock and Class B Common Stock (voting together as a single class and not as separate series, and on an as-converted to Class B Common Stock basis) shall be entitled to elect any remaining directors of this corporation. The quorum for any Board meeting must include a majority of the Preferred Directors. All directors shall have one vote on all matters voted on by the Board of Directors. Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the General Corporation Law, any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of this Restated Certificate of Incorporation, and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the directors elected by the holders of a class or series of stock, the holders of shares of such class or series may override the Board of Director’s action to fill such vacancy by (i) voting for their own designee to fill such vacancy at a meeting of this corporation’s stockholders or (ii) written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee at a meeting of the stockholders. Any director may be removed during his or her term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to written consent.”

3. That the foregoing amendment was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

4. That this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Alamar Biosciences, Inc. has been duly adopted in accordance with Section 242 of the General Corporation Law.

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This Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on January 8, 2026.

ALAMAR BIOSCIENCES, INC.

By:	/s/ Tod White
Timothy White, President